UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 2, 2021

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

Leadership Transition

On June 3, 2021, The Chemours Company (“Chemours” or the “Company”) issued a press release announcing that Mark Vergnano, President and Chief Executive Officer of the Company, plans to retire from his position effective July 1, 2021 and that the Company has selected Mark E. Newman, who currently serves as the Company’s Chief Operating Officer, to succeed Mr. Vergnano as the Company’s President and Chief Executive Officer and to join the Board of Directors of the Company (the “Board”), in each case effective July 1, 2021.  Upon Mr. Vergnano’s retirement as President and Chief Executive Officer, Mr. Vergnano will continue to serve as a member of the Board, and he will also serve as Chairman of the Board effective July 1, 2021 until December 31, 2021.  In this new role, Mr. Vergnano will succeed Richard Brown, Chairman of the Board, who provided notice to the Company that he plans to retire from the Board and from his role as Chairman, effective as of July 1, 2021.  Mr. Brown’s retirement is not a result of any disagreement with the Company relating to the Company’s operations, policies or practices.  The Company also announced that effective July 1, 2021, the Board has appointed Dawn Farrell to serve as the Lead Independent Director of the Board until December 31, 2021. As previously disclosed, the Company has determined that Ms. Farrell qualifies as independent under the Company’s Corporate Governance Guidelines and under the listing standards of the New York Stock Exchange.

Employment Transition Agreement with Mr. Vergnano

In connection with his retirement as President and Chief Executive Officer, the Company and Mr. Vergnano entered into a retirement and advisory services agreement (the “Employment Transition Agreement”) providing for Mr. Vergnano to provide transitional assistance to the Company from July 1, 2021 through December 31, 2021.  In connection with the performance of such transitional assistance to the Company, Mr. Vergnano will receive (i) a pro-rata bonus for the period ending on July 1, 2021 based on actual performance pursuant to the Company’s Annual Incentive Plan, (ii) continued vesting of all outstanding restricted stock units and stock options pursuant to the terms and conditions provided for in the individual award agreements and (iii) pro-rata vesting of performance-based restricted stock units for the period ending December 31, 2021 based on actual performance during the performance period.  As non-executive Chairman of the Board, and consistent with the Company’s director compensation program for non-employee directors, Mr. Vergnano will receive an annual cash retainer of $100,000, an award of fully vested shares of Company common stock having a grant date value of $145,000, and an annual retainer of $110,000 in respect of his service as non-executive Chairman of the Board for the period from July 1, 2021 through December 31, 2021.

The foregoing description of the Employment Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Newman’s Appointment as President and Chief Executive Officer

Mark Newman, age 57, joined the Company in 2014 as Senior Vice President and Chief Financial Officer and since 2019 has served as Chief Operating Officer of the Company with responsibility over the Company’s global commercial businesses.  Prior to joining the Company, he was Senior Vice President and Chief Financial Officer of SunCoke Energy, Inc. (“SunCoke”) and led its financial, strategy, business development, and information technology functions. Prior to joining SunCoke, Mr. Newman served as Vice President – Remarketing and Managing Director of SmartAuction, Ally Financial, Inc. (previously, the General Motors Acceptance Corporation). Mr. Newman began his career at the General Motors Company in 1986 as an Industrial Engineer and progressed through several financial and operational leadership roles within the global automaker, including: Vice President and Chief Financial Officer of Shanghai General Motors Limited; Assistant Treasurer of General Motors Corporation; and, Vice President – North America and Chief Financial Officer. Mr. Newman is also a member of the board of directors of Altria Group, Inc., a position he has held since February 2018.   Mr. Newman’s assumption of the position of President and Chief Executive Officer of the Company, in which capacity he will provide leadership of the Company, led to the conclusion that he should serve as a director of the Company.

In connection with his appointment as President and Chief Executive Officer, effective July 1, 2021 (i) Mr. Newman’s base salary will be $975,000, (ii) he will be eligible to earn a target bonus at 120% of base salary, and (iii) he will be eligible to receive long-term equity incentive awards comprised of  (x) time-vesting restricted stock units (10%), (y) performance-based restricted stock units (50%)  and (z) stock options (40%) having an aggregate grant date value of $4,300,000 (assuming target performance for the performance-based restricted stock units).  In addition, in respect of his service as President and Chief Executive Officer for the remainder of 2021 Mr. Newman will receive a one-time grant of (x) time-vesting restricted stock units (10%), (y) performance-based restricted stock units (50%)  and (z) stock options (40%) having an aggregate grant date value of $1,400,000 (assuming target performance for the performance-based restricted stock units).  Mr. Newman will continue to participate in the Chemours’ Senior Executive Severance Plan and in the other benefit plans offered to executive officers.

There are no arrangements or understandings between Mr. Newman and any other persons in connection with his appointments. Mr. Newman does not have any family relationships with any executive officer or director of Chemours and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Transition Agreement between Mark Vergnano and the Company, dated as of June 2, 2021.
99.1	Press Release of the Company, dated as of June 3, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial Officer
Date:	June 3, 2021